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                                                                   EXHIBIT 10.26

                   SUBLEASE TERMINATION AGREEMENT AND SUBLEASE

         This SUBLEASE TERMINATION AGREEMENT AND SUBLEASE (this "Agreement") is dated as of October 31, 2002, by and between INTRABIOTICS PHARMACEUTICALS, INC. a Delaware corporation ("IntraBiotics") and RESHAPE, INC., a California corporation ("ReShape").

                                    RECITALS

         A. IntraBiotics currently leases premises located at 1255 Terra Bella Avenue, Mountain View, Santa Clara, CA (the "Premises"), comprised of approximately 18,000 square feet pursuant to that certain Standard Industrial/Commercial Single Tenant Lease dated July 31, 1998 between IntraBiotics and Clint S. Carter and Esther Carter Family Trust, predecessor in interest to Bruce Carter and Keith Carter ("Master Landlord");

         B. IntraBiotics and ReShape entered into that certain Sublease dated August 22, 2001, as amended (the "Sublease"), pursuant to which IntraBiotics currently leases the Premises to ReShape;

         C. In connection with the Sublease, IntraBiotics and ReShape entered into that certain Furniture Rental Agreement dated August 22, 2001, as amended (the "Furniture Rental Agreement"), pursuant to which IntraBiotics currently leases to ReShape certain personal property of IntraBiotics currently located in the Premises;

         C. Concurrently herewith, IntraBiotics and Master Landlord will be terminating the Master Lease and ReShape and Master Landlord will be entering into a new lease for the Premises ("New Lease");

         B. IntraBiotics and ReShape now desire to amend and terminate the Sublease according to the terms and conditions set forth herein. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings assigned to them in the Sublease.

                                    AGREEMENT

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, IntraBiotics and ReShape hereby agree as follows:

         1. EXPIRATION AND TERMINATION OF SUBLEASE. Notwithstanding anything in the Sublease to the contrary, subject to satisfaction or waiver of each of the conditions precedent contained in Paragraph 2 below, the Sublease shall be amended to change the expiration date of the Sublease to October 31, 2002, which shall now be referred to as the "Termination Date". As of 5:00 p.m. PST on the Termination Date, IntraBiotics and ReShape shall be released from each and all of their respective obligations (past, present and future) under the Sublease, such that the Sublease shall have no further binding effect or force.

                                       1.

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         2.       CONDITIONS PRECEDENT. The effectiveness of this Agreement is conditioned upon the satisfaction or waiver of each of the following conditions precedent:

                  2.1 MASTER LEASE TERMINATION AGREEMENT. IntraBiotics shall have entered into an agreement with master Landlord terminating the Master Lease on terms agreeable to IntraBiotics and Master landlord (the "Master Lease Termination Agreement"). The date deemed to be the "Closing Date" in the Master Lease Termination Agreement shall be referred to herein as the "Closing Date."

                  2.2 SECURITY DEPOSIT. The parties agree that IntraBiotics shall be return to ReShape the letter of credit currently held by IntraBiotics as Security Deposit under the Sublease.

                  2.3 SURRENDER OF PREMISES. Notwithstanding anything to the contrary contained in the Sublease, on the Closing Date, ReShape shall surrender the Premises in its current condition on October 31, 2002

                  2.4 FURNITURE RENTAL AGREEMENT. The Furniture Rental Agreement is hereby amended to change the expiration date of such agreement to the Termination Date. As of 5:00 p.m. PST on the Termination Date, Landlord and Tenant shall be released from each and all of their respective obligations (past, present and future) under the Furniture Rental Agreement, such that the Furniture Rental Agreement shall have no further binding effect or force. Additionally, on the Closing Date, IntraBiotics shall return to ReShape the security deposit in the amount of $9,000 currently held by IntraBiotics pursuant to the Furniture Rental Agreement.

         3. FULL RELEASE. Each of the parties signing below on behalf of itself and its employees, officers, directors, agents, predecessors, successors, parents, subsidiaries, affiliates, and all others hereby fully releases and discharges the other party and the other party's employees, officers, directors, agents, predecessors, successors, parents, subsidiaries, affiliates, and all others from any and all claims and demands of every kind and nature, known and unknown, suspected and unsuspected, disclosed and undisclosed, for any damages or other remedy whatsoever, arising out of or in any way related to the Sublease or the Furniture Rental Agreement. Each party acknowledges and agrees that the release it gives to the other party upon executing this Agreement applies to all claims for injuries, damages, or losses to his own person and property, real or personal (whether those injuries, damages, or losses are known or unknown, foreseen or unforeseen, patent or latent) which it may have against the other party. Each party waives application of California Civil Code Section 1542.

         Each party certifies that it has read the following provisions of California Civil Code Sections 1542:

                  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

and indicates that fact by signing here:

                                       2.

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                                                  /s/ E.B.   [initials]
                                                ------------
                                                  /s/ D.J.G.  [initials]
                                                -------------

         4. SUBLEASE OF NEW PREMISES. Subject to satisfaction or waiver of the conditions precedent set forth in Paragraph 2 above, ReShape hereby subleases a portion of the Premises more fully described in Exhibit A (the "New Premises") to IntraBiotics, and IntraBiotics hereby subleases the New Premises from ReShape, on the following terms and conditions (the "New Sublease"):

                  4.1 TERM. The term of the New Sublease shall commence at any date designated in writing by IntraBiotics which date is on or after December 1, 2002; and shall terminate, at IntraBiotics' sole option, at any time on or before May 31, 2003.

                  4.2      RENT. IntraBiotics shall pay no rent for the New
Premises.

                  4.3 OPERATING EXPENSES. For any period during which IntraBiotics occupies the New Premises during the term of this sublease, IntraBiotics shall reimburse ReShape for its operating expenses and expenses relating to the Services (defined below) at the rate of $1,000 per month, prorated for actual days of occupancy.

                  4.4 SERVICES. IntraBiotics' use of the New Premises shall include the following services (the "Services"): telephone service including local calling charges, snacks and drinks, utilities, security, broadband internet access, janitorial service, maintenance and parking privileges consistent with ReShape's lease of the Premises.

         5.       MISCELLANEOUS.

                  5.1 VOLUNTARY AGREEMENT. The parties have read this Agreement and the mutual releases contained in it, and on the advice of counsel they have freely and voluntarily entered into this Agreement.

                  5.2 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the subject matters covered hereby and may be modified only by a written instrument signed by the party against whom enforcement of any modification is sought. IntraBiotics and ReShape intend that, to the maximum extent possible, invalidity or unenforceability of any provision of this Agreement will not affect any other provision hereof.

                  5.3 ATTORNEY'S FEES. If either party commences an action against the other party arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover from the losing party reasonable attorney's fees and costs of suit.

                  5.4 SUCCESSORS. This Agreement shall be binding on and inure to the benefit of the parties and their successors.

                  5.5 COUNTERPARTS. This Agreement may be signed in two or more counterparts. When at least one such counterpart has been signed by each party, this Agreement shall be deemed to have been fully executed, each counterpart shall be deemed to be an original, and all counterparts shall be deemed to be one and the same agreement.

                                       3.

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         IN WITNESS WHEREOF, IntraBiotics and ReShape have executed this
Agreement as of the date first written above.

                           INTRABIOTICS PHARMACEUTICALS,

                           a Delaware corporation

                           By: /s/ Eric Bjerkholt
                              ------------------------------------
                           Name:   Eric Bjerkholt
                           Title:  SVP & CFO

                           RESHAPE, INC., a California corporation

                           By: /s/ David J. Gregory
                              ------------------------------------
                           Name:   David Gregory
                           Title:  CEO

                                       4.

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                                    Exhibit A

The New Premises shall consist of the rooms designated as room numbers 142, 143, 146, 141 (bullpen office) and 116 (document room), as shown on the existing "As-built" drawings of the Premises. The New Premises shall include rights of access to such space, as well as rights to use, in common with other users of the Premises, all common areas and halls. ReShape shall provide IntraBiotics with brass key or restricted card key access to Rooms 116 and 141, which rooms shall be available to IntraBiotics on a 24/7 basis. In addition, IntraBiotics shall be entitled to erect and maintain in the parking lot associated with the Premises one Tote-a-Shed.

                                       5.

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                             MASTER LANDLORD CONSENT

The undersigned, as landlord under that certain Standard Industrial/Commercial Single Tenant Lease dated July 31, 1998 between IntraBiotics and Clint S. Carter and Esther Carter Family Trust, predecessor in interest to Bruce Carter and Keith Carter, hereby consent to the above Sublease Termination Agreement and Sublease.

 /s/ Bruce H. Carter
--------------------
Bruce Carter

 /s/ Keith M. Carter
--------------------
Keith Carter

                                       6.